EXHIBIT 11

                            COMVERSE TECHNOLOGY, INC.

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                    THREE MONTHS ENDED
                                                                       OCTOBER 31, 1998           OCTOBER 31, 1999
Basic earnings per share:

      Net income                                                         $     29,121              $      43,689
                                                                         ============              =============

Weighted average number of outstanding common shares                           66,389                     72,077
                                                                         ============              =============

Basic earnings per share                                                 $       0.44              $     0.61
                                                                         ============              =============


Diluted earnings per share:

      Net income                                                         $     29,121              $      43,689
      Interest expense on 53/4% convertible
                    debentures, net of tax                                          -                      1,385
                                                                         ------------              -------------
      Adjusted net income                                                $     29,121              $      45,074
                                                                         ============              =============

Weighted average number of outstanding common shares                           66,389                     72,077
Additional shares assuming exercise of stock options                            4,281                      6,758
Additional shares assuming conversion of 53/4% convertible
     debentures at beginning period                                                 -                      2,983
                                                                         ------------              -------------

Weighted average number of outstanding common shares
      assuming full dilution                                                   70,670                     81,818
                                                                         ============               ============

Diluted earnings per share                                               $       0.41              $        0.55
                                                                         ============              ==============


                              Page 18 of 20 Pages

                                                                    EXHIBIT 11

                            COMVERSE TECHNOLOGY, INC.

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                 NINE MONTHS ENDED
                                                                    OCTOBER 31, 1998           OCTOBER 31, 1999
Basic earnings per share:

      Net income                                                      $     79,158              $     119,727
                                                                      ============              =============

Weighted average number of outstanding common shares                        65,801                     70,579
                                                                      ============              =============

Basic earnings per share                                              $       1.20              $        1.70
                                                                      ============              =============


Diluted earnings per share:

      Net income                                                      $     79,158              $     119,727

      Interest expense on convertible debentures,
             net of tax                                                          -                     14,405
                                                                      ------------              -------------

      Adjusted net income                                             $     79,158              $     134,132
                                                                      ============              =============


Weighted average number of outstanding common shares                        65,801                     70,579
Additional shares assuming exercise of stock options                         5,190                      6,686
Additional shares assuming conversion of convertible
      debentures                                                                 -                     10,484
                                                                      ------------              -------------

Weighted average number of outstanding common shares
      assuming full dilution                                                70,991                     87,749
                                                                      ============              =============

Diluted earnings per share                                            $       1.12              $        1.53
                                                                      ============              =============



                              Page 19 of 20 Pages